Calculation of Filing Fee Tables
S-3
OLD NATIONAL BANCORP /IN/
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock	457(r)				0.0001381
Fees to be Paid	3	Equity	Depositary Shares	457(r)				0.0001381
Fees to be Paid	4	Equity	Common Stock	457(r)				0.0001381
Fees to be Paid	5	Other	Warrants	457(r)				0.0001381
Fees to be Paid	6	Other	Purchase Contracts	457(r)				0.0001381
Fees to be Paid	7	Other	Units	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	An indeterminate aggregate initial offering price or principal amount or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. No separate consideration will be received for securities issued pursuant to anti-dilution provisions. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, Old National Bancorp ("Old National) is deferring payment of all of the registration fee.

[2]	An indeterminate aggregate initial offering price or principal amount or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. No separate consideration will be received for securities issued pursuant to anti-dilution provisions. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, Old National Bancorp ("Old National) is deferring payment of all of the registration fee.

[3]	(1) An indeterminate aggregate initial offering price or principal amount or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. No separate consideration will be received for securities issued pursuant to anti-dilution provisions. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, Old National Bancorp ("Old National) is deferring payment of all of the registration fee. (2) In the event that Old National elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Shares, evidenced by depositary receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing such fractional interests, and the shares of Preferred Stock will be issued to the depositary under such agreement.

[4]	An indeterminate aggregate initial offering price or principal amount or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. No separate consideration will be received for securities issued pursuant to anti-dilution provisions. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, Old National Bancorp ("Old National) is deferring payment of all of the registration fee.

[5]	(1) An indeterminate aggregate initial offering price or principal amount or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. No separate consideration will be received for securities issued pursuant to anti-dilution provisions. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, Old National Bancorp ("Old National) is deferring payment of all of the registration fee. (3) An indeterminate number of Warrants representing rights to receive an amount of cash or number of securities that will be determined and as may be sold, from time to time is being registered hereunder. Includes Warrants which may be purchased by underwriters to cover over-allotments, if any.

[6]	(1) An indeterminate aggregate initial offering price or principal amount or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. No separate consideration will be received for securities issued pursuant to anti-dilution provisions. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, Old National Bancorp ("Old National) is deferring payment of all of the registration fee. (4) The Purchase Contracts may require the holder thereof to purchase or sell Debt Securities, Preferred Stock, Depositary Shares or Common Stock of Old National.

[7]	(1) An indeterminate aggregate initial offering price or principal amount or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. No separate consideration will be received for securities issued pursuant to anti-dilution provisions. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, Old National Bancorp ("Old National) is deferring payment of all of the registration fee. (5) Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Each unit will be issued under a unit agreement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date